UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

NORTHERN EMPIRE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52725	20-4765268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 8th Avenue, NW, Calgary, Alberta, Canada, T2M 0A4
(Address of Principal Executive Offices)

(403) 456-2333
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement

On March 20, 2012, Northern Empire Energy Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with 2251442 Ontario Inc. (the “Purchaser”) pursuant to which the Company agreed to sell to the Purchaser 18,000,000 shares of its common stock for $5,000.  The Agreement contains representations and warranties and closing conditions customary to securities purchase transactions.  The foregoing description of the Stock Purchase Agreement is qualified by reference to the full text of the document, which is filed as an exhibit to this report.

Item 3.02        Unregistered Sale of Equity Securities

As described above, on March 20, 2012, the Company entered into the Agreement and issued 18,000,000 shares of its common stock to the Purchaser for $5,000.  The Company believes the transaction is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) by reason of Section 4(2) of the Act on the grounds that the transaction did not involve a public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2012, the Board of Directors of the Company voted to increase the number of directors constituting the Board of Directors of the Company from one to three and voted to appoint Raniero Corsini and Martin Doane to serve as directors of the Company.  No determination has been made regarding the committees of the Board of the Directors on which Mr. Corsini or Mr. Doane will serve.  No other information required to be disclosed pursuant to Item 5.02(d) of Form 8-K was implicated by the appointment of Mr. Corsini or Mr. Doane as directors of the Company.

Item 9.01.       Financial Statements and Exhibits

    The following Exhibits are filed pursuant to Item 9 of this Report:

Exhibit No.	Description

10.1	Securities Purchase Agreement between Northern Empire Energy Corp. and 2251442 Ontario Inc., dated as of March 20, 2012. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN EMPIRE ENERGY CORP.

March 21, 2012

/s/ “Jeffery Cocks”
Jeffery Cocks
President and Director